Filed with the Securities and Exchange Commission on December 13, 2022.

Registration No. 333-258708

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation or organization)

13-5570651

(I.R.S. Employer Identification No.)

1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104

(212) 554-1234

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

SHANE DALY

VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104

(212) 554-1234

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [_]

The Registrant hereby amends this Registration Statement on such date or dates may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 2 (“PEA”) to the Form S-3 Registration Statement No. 333-258708 (“Registration Statement”) of Equitable Financial Life Insurance Company (“Equitable Financial”) is being filed for the purpose of including in the Registration Statement the additions/modifications reflected in the Supplement. Part II has also been updated pursuant to the requirements of Form S-3. The PEA does not amend any other part of the Registration Statement except as specifically noted herein.

Equitable Financial Life Insurance Company

Equitable Financial Life Insurance Company of America

Supplement dated December 14, 2022 to the current prospectus for Structured Capital Strategies® Income

This Supplement modifies certain information in the above-referenced prospectus (the “Prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your Prospectus and retain it for future reference. This Supplement incorporates the Prospectus by reference. Unless otherwise indicated, all other information included in your Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center at 877-899-3743.

Effective December 14, 2022, subject to any state or other approvals, we will begin offering the following new Segment Options and Segment Types: (1) A new Dual Step Up Segment Option (described below); (2) A new Loss Limiter Segment Option (described below); (3) Additional Standard Segment Types with a -20% and -40% Segment Buffer; (4) Additional Dual Direction Segment Types with a -20% Segment Buffer for 3-year Segment Durations and a -15% Segment Buffer for 1-year Segment Durations; (5) Additional Step Up Segment Types with a 3-year Segment Duration, -10% Segment Buffer, and 6% Minimum Performance Cap Rate; (6) Additional Step Up Segment Types with a -15% Segment Buffer for 1-year Segment Durations; and (7) Additional Enhanced Upside Segment Types with a 1-year Segment Duration, -10% Segment Buffer, and 2% Minimum Performance Cap Rate.

Effective February 21, 2023, subject to any state or other approvals, we will no longer be offering the following indices for new Enhanced Upside Segment Types: Russell 2000® Price Return, MSCI EAFE Price Return, and NASDAQ-100 Price Return. Absent instructions to the contrary, the Segment Maturity Value in a maturing Segment of one of the Terminated Segment Types will be transferred to the EQ/Money Market variable investment option. Please note: If you have given us maturity instructions and/or allocation instructions for contributions or other purposes (for example, dollar cap averaging) directing us to invest in the Terminated Segment Types, you should consider providing us with new instructions for amounts that would have otherwise gone into new Segments of the Terminated Segment Types.

The following chart lists the current Segment Types (including any new Segment Types added herein):

Segment Option	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
Standard[1]	3 year 1 year	-10%; -15%; -20%; -40% -10%; -15%; -20%; -40%	6% 2%
DualDirection[2]	3 year 1 year	-10%; -15%; -20% -10%; -15%	6% 2%
AnnualLock[2]	3 year	-10%	2%
StepUp[2]	3 year 1 year	-10% -10%; -15%	6% 2%
EnhancedUpside[3,4]	3 year 1 year	-10%; -15% -10%	6% 2%
DualStep Up2	1 year	-10%; -15%	2%
LossLimiter[3]	3 year[5] 1 year[6]	-10% -10%	6% 2%
1

Indices available: S&P 500 Price Return; Russell 2000® Price Return; MSCI EAFE Price Return; NASDAQ-100 Price Return; MSCI Emerging Markets Price Return (not available with 3-year Standard Segments); EURO STOXX 50® Return (not available with 3-year Standard Segments)

2

Indices available: S&P 500 Price Return; Russell 2000® Price Return (not available with 3-year Step Up Segments); MSCI EAFE Price Return (not available with 3-year Step Up Segments); NASDAQ-100 Price Return (not available with 3-year Step Up Segments)

3	Indices available: S&P 500 Price Return
4	Enhanced Upside Rates of 110% and 125% (the Performance Cap Rate is lower if you choose the 125% Enhanced Upside Rate)
5	Segment Investment Protection Level of 95%
6	Segment Investment Protection Level of 90%

On a Segment Maturity Date, the highest level of protection is the -40% Segment Buffer and lowest level of protection is the -10% Segment Buffer.

(1)	Dual Step Up Segment Option.

We are adding a new Segment Option – Dual Step Up. A Dual Step Up Segment is any Segment belonging to a Segment Type whose name includes “Dual Step Up”. For Dual Step Up Segments the Segment Rate of Return is equal to the Performance Cap Rate if the Index Performance Rate is greater than or equal to the Segment Buffer or the Index Performance Rate subject to the Segment Buffer if the Index Performance Rate is less than the Segment Buffer.

Dual Step Up Segment example: For the S&P 500 Price Return Index/Dual Step Up/1 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Dual Step Up/1 year/-10% with a 10% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for one year starting from the Segment Start Date. If the Index performs equal to or better than the Segment Buffer, your Segment Rate of Return will be 10% for that Segment Duration. This means if the Index performs negatively down to and including -10%, then your Segment Rate of Return will be 10%. If the Index performs more negatively than the Segment Buffer, your Segment Rate of Return will be negative equal to the percentage loss in the Index which exceeds the Segment Buffer.

Dual Step Up Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer. This is because the Segment Rate of Return for Dual Step Up Segments is equal to the Performance Cap Rate for certain lower and negative returns. Please note that the Performance Cap Rate and Segment Rate of Return for Dual Step Up Segments are cumulative rates of return from the Segment Start Date to the Segment Maturity Date. They are NOT annual rates.

The following Dual Step Up Segment Types are being added:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P500 Price Return Index	1 year	-10%; -15%	2%
Russell2000® Price Return	1 year	-10%; -15%	2%
MSCIEAFE Price Return	1 year	-10%; -15%	2%
NASDAQ-100Price Return	1 year	-10%; -15%	2%

Dual Step Up Segments. For Dual Step Up Segments, the Segment Rate of Return is equal to the Performance Cap Rate unless the Index Performance Rate is less than the Segment Buffer in which case it is equal to the Index Performance Rate subject to the Segment Buffer, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
is greater than or equal to the Segment Buffer	equal to the Performance Cap Rate
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return.

Please note: Because of the way Segment Rate of Return is calculated for Dual Step Up Segments, when the Index Performance Rate is near the Segment Buffer, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, if the Performance Cap Rate is 10.00%, the Segment Buffer is -10% and the Index Performance Rate is -10.00% on the Segment Maturity Date, the Segment Rate of Return would be 10.00% whereas, if the Index Performance Rate is -10.01% on the Segment Maturity Date the Segment Rate of Return is -0.01%.

Dual Step Up Segment Examples

Assume that you invest $1,000 in an S&P 500 Price Return Index Dual Step Up, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 10%, and you make no withdrawal from the Segment.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 10% Segment Rate of Return, and your Segment Maturity Value would be $1,100. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (10%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($100) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (10%).

•	The Segment Maturity Value ($1,100) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($100).

If the S&P 500 Price Return Index is 5% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 10% Segment Rate of Return, and your Segment Maturity Value would be $1,100. We reach that amount as follows:

•	The Index Performance Rate (5%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (10%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($100) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (10%).

•	The Segment Maturity Value ($1,100) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($100).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 10% Segment Rate of Return, and your Segment Maturity Value would be $1,100. We reach that amount as follows:

•	The Index Performance Rate (-5%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (10%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($100) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (10%).

•	The Segment Maturity Value ($1,100) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($100).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -5% Segment Rate of Return, and your Segment Maturity Value would be $950. We reach that amount as follows:

•	The Index Performance Rate is -15% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is -5% which is equal to the percentage exceeding the Segment Buffer (5%).

•	The Segment Return Amount (-$50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-5%).

•	The Segment Maturity Value ($950) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$50).

Risk Factors unique to Dual Step Up Segment Types

•	For Dual Step Up Segments, your Segment Rate of Return is limited by its Performance Cap Rate, which could cause your Segment Rate of Return to be lower than it would otherwise be if you invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index.

•	Dual Step Up Segments will tend to have a lower Performance Cap Rate than Standard Segments with the same Index, Segment Duration and Segment Buffer.

(2)	Loss Limiter Segment Option.

We are adding a new Segment Option – Loss Limiter. A Loss Limiter Segment is any Segment belonging to a Segment Type whose name includes “Loss Limiter”. For Loss Limiter Segments, the Segment Rate of Return is equal to the greater of (a) the Index Performance Rate subject to the Performance Cap Rate and Segment Buffer and (b) the Segment Investment Protection Level minus 1. We currently offer a Segment Investment Protection Level of 90% (Loss Limiter 90) for 1-year Segments and a Segment Investment Protection Level of 95% (Loss Limiter 95) for 3-year Segments. The 95% and 90% Segment Investment Protection Levels mean that you will lose no more than 5% or 10%, respectively, of your Segment Investment due to Index performance.

Loss Limiter Segment example: For the S&P 500 Price Return Index/ Loss Limiter 90 /1 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Loss Limiter 90 /1 year/-10% with a 9% Performance Cap Rate and 90% Segment Investment Protection. This means that you will participate in the performance of the S&P 500 Price Return Index for 1 year starting from the Segment Start Date. If the Index performs equal to or better than the Segment Buffer, your Segment Rate of Return could be as much as 9% for that Segment Duration. If the Index performs more negatively than the Segment Buffer, your Segment Rate of Return will be negative but no more than the Segment Investment Protection Level minus 1, in this example, -10%.

Loss Limiter Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer. This is because the Segment Rate of Return for Loss Limiter Segments limits the loss for negative returns to the Segment Investment Protection Level minus 1. Please note that the Performance Cap Rate and Segment Rate of Return for Loss Limiter Segments are cumulative rates of return from the Segment Start Date to the Segment Maturity Date. They are NOT annual rates, even if the Segment Duration is longer than one year.

The following Loss Limiter Segment Types are being added:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P500 Price Return Index	3 year* 1 year**	-10% -10%	6% 2%
*	Segment Investment Protection Level of 95%
**	Segment Investment Protection Level of 90%

Loss Limiter Segments. For Loss Limiter Segments, the Segment Rate of Return is equal to the greater of (a) Index Performance Rate, subject to the Performance Cap Rate and Segment Buffer and (b) the Segment Investment Protection Level minus 1, as follows:

where (a) is equal to:

If the Index Performance Rate:	Your Segment Rate of Return will be:
exceedsthe Performance Cap Rate	equal to the Performance Cap Rate
is positive but less than or equal to the Performance Cap Rate	equal to the Index Performance Rate
is flat or negative by a percentage equal to or less than the Segment Buffer	equal to 0%
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer and (b) is equal to:

•	the Segment Investment Protection Level – 1.

This means each Loss Limiter Segment is protected from negative Index performance in two coordinated ways at Segment maturity:

First:	the Segment Buffer absorbs the first 10% of any Index loss and then
Second:

the Segment Investment Protection limits your loss beyond the Segment Buffer to -5% or -10% (for Loss Limiter 95 3-year Segments or Loss Limiter 90 1-year Segments, respectively), thereby protecting 95% or 90% (for Loss Limiter 95 3-year Segments or Loss Limiter 90 1-year Segments, respectively) of the Segment Investment at Segment maturity.

Accordingly, if the Index Performance Rate is more negative than the Segment Buffer (which absorbs the first 10% of the loss), the Segment Investment Protection guarantees your Segment Rate of Return on the Segment Maturity Date will never be less than:

•	-5% for 3-year Loss Limiter 95 Segments (since the Segment Investment Protection Level of 95% -1 = -5%) or

•	-10% for 1-year Loss Limiter 90 Segments (since the Segment Investment Protection Level of 90% - 1 = -10%)

even if the Index Performance Rate is more negative than -15% or -20%, respectively.

Segment Investment Protection does not apply to amounts withdrawn from or transferred out of a Segment, or to free looks, death claims, annuitization, or surrenders before the Segment Maturity Date.

We will not offer new 3-year Loss Limiter Segments with a Segment Investment Protection Level of less than 95% or new 1-year Loss Limiter Segments with a Segment Investment Protection Level of less than 90%.

Loss Limiter Segment Examples

Assume that you invest $1,000 in an S&P 500 Price Return Index Loss Limiter 90, 1-year Segment with a -10% Segment Buffer and 90% Segment Investment Protection Level, we set the Performance Cap Rate for that Segment at 9%, and you make no withdrawal from the Segment.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 9% Segment Rate of Return, and your Segment Maturity Value would be $1,090. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than the Performance Cap Rate (9%) so (a) is equal to the Performance Cap Rate of 9% and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1=-10%)), so the Segment Rate of Return is the greater of (a) and (b), which is 9%.

•	The Segment Return Amount ($90) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (9%).

•	The Segment Maturity Value ($1,090) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($90).

If the S&P 500 Price Return Index is 5% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 5% Segment Rate of Return, and your Segment Maturity Value would be $1,050. We reach that amount as follows:

•	The Index Performance Rate (5%) is less than the Performance Cap Rate (9%) so (a) is equal to the Index Performance Rate of 5% and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1=-10%)), so the Segment Rate of Return is the greater of (a) and (b), which is 5%

•	The Segment Return Amount ($50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (5%).

•	The Segment Maturity Value ($1,050) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($50).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 0% Segment Rate of Return, and your Segment Maturity Value would be $1,000. We reach that amount as follows:

•	The Index Performance Rate (-5%) is negative and the Segment Buffer absorbs the first 10% of negative performance so (a) is 0% and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1=-10%)), so the Segment Rate of Return is the greater of (a) and (b), which is 0%.

•	The Segment Return Amount ($0) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (0%).

•	The Segment Maturity Value ($1,000) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($0).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -5% Segment Rate of Return, and your Segment Maturity Value would be $950. We reach that amount as follows:

•	The Index Performance Rate (-15%) is negative and the Segment Buffer absorbs the first 10% of negative performance so (a) is equal to the extent of the percentage exceeding the Segment Buffer (-5%) and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1=-10%)), so the Segment Rate of Return is the greater of (a) and (b), which is -5%.

•	The Segment Return Amount (-$50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-5%).

•	The Segment Maturity Value ($950) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$50).

If the S&P 500 Price Return Index is 25% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -10% Segment Rate of Return, and your Segment Maturity Value would be $900. We reach that amount as follows:

•	The Index Performance Rate (-25%) is negative and the Segment Buffer absorbs the first 10% of negative performance so (a) is equal to the extent of the percentage exceeding the Segment Buffer (-15%) and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1=-10%)), so the Segment Rate of Return is the greater of (a) and (b), which is -10%.

•	The Segment Return Amount (-$100) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-10%).

•	The Segment Maturity Value ($900) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$100).

Risk Factors Unique to Loss Limiter Segments

•	For Loss Limiter Segments, your Segment Rate of Return is limited by its Performance Cap Rate, which could cause your Segment Rate of Return to be lower than it would otherwise be if you invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index.

•	Loss Limiter Segments will tend to have a lower Performance Cap Rate than Standard Segments with the same Index, Segment Duration and Segment Buffer.

•	Segment Investment Protection applies on the Segment Maturity Date.

•	While the Segment Investment Protection limits losses due to Index performance to -5% or -10%, you could lose more than that due to withdrawal charges, the Segment Interim Value calculation, other contract fees and charges, and taxes.

(A)	The following hereby amends the corresponding sections in “Allocating your contributions” in “Contract features and benefits”:

Effective February 21, 2023, the maximum current number of Segments that may be active in your contract at any time is 84. If you have 84 or more active Segments on the effective date, you will not be able to do certain things until you no longer have that many active Segments:

•	You will not be able to allocate to a new Segment or Segment Type Holding Account.

•	Any account value in a Segment Type Holding Account will be transferred to the EQ/Money Market variable investment option on the next Segment Start Date.

•	The Segment Maturity Value from a maturing Segment will not transfer into a new Segment and will instead be transferred to the EQ/Money Market variable investment option.

(B)	The following hereby amends the corresponding sections in “Incorporation of certain documents by reference”:

Equitable Financial Life Insurance Company’s Annual Report on Form 10-K for the period ended December 31, 2021, Equitable Financial’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022, and September 30, 2022, and Equitable Financial’s current reports on Form 8-K dated August  16, 2022 and October 3, 2022, are considered to be part of this Prospectus because they are incorporated by reference. Equitable Financial Life Insurance Company of America’s Annual Report on Form 10-K for the period ended December  31, 2021, and Equitable America’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022, and September 30, 2022, are considered to be part of this Prospectus because they are incorporated by reference. The Calculation of Filing Fee Tables are considered part of this prospectus because they are incorporated by reference.

(C)	The following hereby supplements the information in “Appendix: Segment Interim Value — Overview of the Purposes and Impacts of the Calculation — Fair Value of Hypothetical Derivatives”:

For Dual Step Up Segments, we use hypothetical put and binary call options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the downside protection that would be provided at maturity by the Segment Buffer as well as the potential payout at maturity equal to the Performance Cap Rate.

For Loss Limiter Segments, we use hypothetical put and call options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the downside protection that would be provided at maturity by the Segment Buffer and Segment Investment Protection as well as the upper limit that would be placed on gains at maturity due to the Performance Cap Rate.

(D)	The following hereby supplements the information in “Appendix: Segment Interim Value — Overview of the Purposes and Impacts of the Calculation — Fair Value of Hypothetical Derivatives”:

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Dual Step Up Segments is calculated using two different hypothetical options. These hypothetical options are designated for each Dual Step Up Segment and are described in more detail below.

In-the-Money Binary Call Option (strike price equals the index decreased by the Segment Buffer). For Dual Step Up Segments, the potential gain is estimated using the value of this hypothetical option.

Out-of-the-Money Put Option (strike price equals the index decreased by the Segment Buffer). The risk of loss is estimated using the value of this hypothetical option.

•	It is important to note that the put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Loss Limiter Segments is calculated using several different hypothetical options. These hypothetical options are designated for each Loss Limiter Segment and are described in more detail below.

At-the-Money Call Option (strike price equals the index value at Segment inception). For Loss Limiter Segments, the potential for gain in an up market is estimated using the value of this hypothetical option.

Out-of-the-Money Call Option (strike price equals the index increased by the Performance Cap Rate). The potential for gain in excess of the Performance Cap Rate is estimated using the value of this hypothetical option.

•	For Loss Limiter Segments, the net amount of the At-the-Money Call Option less the value of the Out-of-the-Money Call Option is an estimate of the possibility of gain at the end of the Segment in an up market limited by the Performance Cap Rate.

Out-of-the-Money Put Option (strike equals index decreased by the Segment Buffer). The risk of loss in a down market in excess of the Buffer is estimated using the value of this hypothetical option.

Further Out-of-the-Money Put Option (strike equals index decreased by the (Segment Investment Protection Level – 1) less Segment Buffer). For Loss Limiter Segments, the risk of loss in a down market in excess of the (Segment Investment Protection Level – 1) less Segment Buffer is estimated using the value of this hypothetical option.

•	For Loss Limiter Segments, the net amount of the Segment Investment less Out-of-the-Money Put plus the value of the Further Out-of-the-Money Put is an estimate of the possibility of downside protection at the end of Segment in down market.

•	It is important to note that the put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

(E)	The following hereby supplements the information in “Appendix: Segment Interim Value — Detailed Descriptions of Specific Inputs to the Calculation — Fair Value of Hypothetical Derivatives”:

For each Dual Step Up Segment, we designate and value two hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Dual Step Up Segments, these are: (1) the In-the-Money Binary Call Option and (2) the Out-of-the-Money Put Option. At Segment maturity, the binary call option is designed to provide gains equal to the Performance Cap Rate while the put option is designed to value the loss below the buffer.

For each Loss Limiter Segment, we designate and value several hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Loss Limiter Segments, these are: (1) the At-the-Money Call Option, (2) Out-of-the-Money Call Option, (3) Out-of-the-Money Put Option, and (4) Further Out-of-the-Money Put Option. At Segment maturity, these hypothetical options are designated to value gains up to the Performance Cap Rate in an up market and downside protection (Segment Buffer and then Segment Investment Protection) in a down market.

(F)	The following hereby supplements the information in “Appendix: Segment Interim Value — Detailed Descriptions of Specific Inputs to the Calculation — Fair Value of Hypothetical Derivatives”:

(1)

In-the-Money Binary Call Option: This is an option to receive the Performance Cap Rate on the scheduled Segment Maturity Date, if the index price is at or higher than the index price on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the In-the-Money Binary Call Option represents the market value of the potential to receive the Performance Cap Rate on the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of this option reduces the Interim Segment Value, as it reflects losses that may be incurred in excess of the Segment Buffer at Segment maturity.

For Dual Step Up Segments, the Fair Value of Derivative is equal to (1) minus (2), as defined above.

(1)

At-the-Money Call Option: This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment on the Segment Maturity Date equal to the percentage growth in the index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Call Option: This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date increased by a percentage equal to the Performance Cap Rate. At any time during the Segment Duration, the fair value of the Out-of-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date in excess of the Performance Cap Rate, multiplied by the Segment Investment. The value of this option is used to offset the value of the At-the-Money Call Option, thus recognizing a ceiling on gain at Segment maturity imposed by the Performance Cap Rate.

(3)

Out-of-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment.

(4)

Further Out-of-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment maximum loss and the Segment Buffer (e.g., 15% for 95% Segment Investment

Protection Level and 10% Segment Buffer; 20% for 90% Segment Investment Protection Level and 10% Segment Buffer). At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the (Segment Investment Protection Level – 1) less Segment Buffer, multiplied by the Segment Investment. The value of the Further Out-of-the-Money Put is used to offset the value of the Out-of-the-Money Put, thus recognizing a Segment maximum loss equal to the Segment Investment Protection Level – 1.

For Loss Limiter Segments, the Fair Value of Derivatives is equal to (1) minus (2) minus (3) plus (4), as defined above.

(G)	The following hereby supplements the information in “Appendix: Segment Interim Value — Detailed Descriptions of Specific Inputs to the Calculation — (A)(2) Fair Value of Hypothetical Derivatives”:

We determine the fair value of each of the applicable designated hypothetical options for a Dual Step Up or Loss Limiter Segment using a market standard model for valuing a European option on the Index, assuming a continuous dividend yield or net convenience value, with inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical Derivatives prior to Segment maturity (e.g., the estimated ask price).

(H)	The following hereby supplements the information in “Appendix: Segment Interim Value — Detailed Descriptions of Specific Inputs to the Calculation — (B) Pro Rata Share of Performance Cap Rate”:

For Dual Step Up and Loss Limiter Segments, prior to the Segment Maturity Date, your Segment Interim Value will be limited by the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration that has elapsed.

(I)	The following hereby supplements the information in “Appendix: Segment Interim Value”:

Examples: Segment Interim Value — Dual Step Up Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	10%	10%
Timeto Maturity (in months)	9	3

Assumingthe change in the Index Value is 40% (for example from 100.00 to 140.00)
FairValue of Hypothetical Fixed Instrument	$981.76	$993.88
FairValue of Hypothetical Derivatives	$89.80	$94.84
CapCalculation Factor	$12.00	$4.00
Sumof above	$1,083.56	$1,092.72
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
SegmentInterim Value	$1,025.00	$1,075.00

Assumingthe change in the Index Value is 10% (for example from 100.00 to 110.00)
FairValue of Hypothetical Fixed Instrument	$981.76	$993.88
FairValue of Hypothetical Derivatives	$58.48	$86.45
CapCalculation Factor	$12.00	$4.00
Sumof above	$1,052.23	$1,084.33
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
SegmentInterim Value	$1,025.00	$1,075.00

Assumingthe change in the Index Value is -10% (for example from 100.00 to 90.00)
FairValue of Hypothetical Fixed Instrument	$981.76	$993.88
FairValue of Hypothetical Derivatives	-$22.45	$6.18
CapCalculation Factor	$12.00	$4.00
Sumof above	$971.30	$1,004.05
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
SegmentInterim Value	$971.30	$1,004.05

Item	1-Year Segment	1-Year Segment
Assumingthe change in the Index Value is -40% (for example from 100.00 to 60.00)
FairValue of Hypothetical Fixed Instrument	$981.76	$993.88
FairValue of Hypothetical Derivatives	-$287.37	-$296.75
CapCalculation Factor	$12.00	$4.00
Sumof above	$706.38	$701.13
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
SegmentInterim Value	$706.38	$701.13

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatility of 22.50% is assumed for the at the money option and implied volatility of 26.50% is assumed for the out of the money options.
(2)	Investment rate is 4.18%.
(3)	Swap rate is 4.58%.
(4)	Index dividend yield is 0.87% annually.
(5)	One-half estimated Bid-Ask Spread of 50 bps.

Examples: Effect of Withdrawals on Segment Interim Value — Dual Step Up Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (Months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	10%	10%
Timeto Maturity (in months)	9	3
AmountWithdrawn[1]	$100	$100

Assumingthe change in the Index Value is 40% (for example from 100.00 to 140.00)
SegmentInterim Value[2]	$1,025.00	$1,075.00
PercentWithdrawn[3]	9.76%	9.30%
NewSegment Investment[4]	$902.44	$906.98
NewSegment Interim Value[5]	$925.00	$975.00

Assumingthe change in the Index Value is 10% (for example from 100.00 to 110.00)
SegmentInterim Value[2]	$1,025.00	$1,075.00
PercentWithdrawn[3]	9.76%	9.30%
NewSegment Investment[4]	$902.44	$906.98
NewSegment Interim Value[5]	$925.00	$975.00

Assumingthe change in the Index Value is -10% (for example from 100.00 to 90.00)
SegmentInterim Value[2]	$971.30	$1,004.05
PercentWithdrawn[3]	10.30%	9.96%
NewSegment Investment[4]	$897.05	$900.40
NewSegment Interim Value[5]	$871.30	$904.05

Assumingthe change in the Index Value is -40% (for example from 100.00 to 60.00)
SegmentInterim Value[2]	$706.38	$701.13
PercentWithdrawn[3]	14.16%	14.26%
NewSegment Investment[4]	$858.43	$857.37
NewSegment Interim Value[5]	$606.38	$601.13

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Examples: Segment Interim Value — Loss Limiter Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	10%	10%
SegmentInvestment Protection Level	90%	90%
Timeto Maturity (in months)	9	3

Assumingthe change in the Index Value is 40% (for example from 100.00 to 140.00)
FairValue of Hypothetical Fixed Instrument	$966.23	$988.62
FairValue of Hypothetical Derivatives	$80.88	$93.65
CapCalculation Factor	$15.00	$5.00
Sumof above	$1,062.12	$1,087.26
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
SegmentInterim Value	$1,025.00	$1,075.00

Assumingthe change in the Index Value is 10% (for example from 100.00 to 110.00)
FairValue of Hypothetical Fixed Instrument	$966.23	$988.62
FairValue of Hypothetical Derivatives	$41.26	$55.04
CapCalculation Factor	$15.00	$5.00
Sumof above	$1,022.50	$1,048.65
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
SegmentInterim Value	$1,022.50	$1,048.65

Assumingthe change in the Index Value is -10% (for example from 100.00 to 90.00)
FairValue of Hypothetical Fixed Instrument	$966.23	$988.62
FairValue of Hypothetical Derivatives	$5.91	$0.48
CapCalculation Factor	$15.00	$5.00
Sumof above	$987.14	$994.10
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
SegmentInterim Value	$987.14	$994.10

Assumingthe change in the Index Value is -40% (for example from 100.00 to 60.00)
FairValue of Hypothetical Fixed Instrument	$966.23	$988.62
FairValue of Hypothetical Derivatives	-$5.02	-$4.02
CapCalculation Factor	$15.00	$5.00
Sumof above	$976.22	$989.59
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
SegmentInterim Value	$976.22	$989.59

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatilities are assumed: 22.50% (At-the-Money Call), 25.07% (Out-of-the-Money Call), 26.50% (Out-of-the-Money Put), and 24.50% (Further Out-of-the-Money Put).
(2)	Investment rate is 4.18%.
(3)	Swap rate is 4.58%.
(4)	Index dividend yield is 0.87% annually.
(5)	One-half estimated Bid-Ask Spread of 40 bps.

Examples: Effect of Withdrawals on Segment Interim Value — Loss Limiter Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (Months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	10%	10%
SegmentInvestment Protection Level	90%	90%
Timeto Maturity (in months)	9	3
AmountWithdrawn[1]	$100	$100

Assumingthe change in the Index Value is 40% (for example from 100.00 to 140.00)
SegmentInterim Value[2]	$1,025.00	$1,075.00
PercentWithdrawn[3]	9.76%	9.30%
NewSegment Investment[4]	$902.44	$906.98
NewSegment Interim Value[5]	$925.00	$975.00

Assumingthe change in the Index Value is 10% (for example from 100.00 to 110.00)
SegmentInterim Value[2]	$1,022.50	$1,048.65
PercentWithdrawn[3]	9.78%	9.54%
NewSegment Investment[4]	$902.20	$904.64
NewSegment Interim Value[5]	$922.50	$948.65

Assumingthe change in the Index Value is -10% (for example from 100.00 to 90.00)
SegmentInterim Value[2]	$987.14	$994.10
PercentWithdrawn[3]	10.13%	10.06%
NewSegment Investment[4]	$898.70	$899.41
NewSegment Interim Value[5]	$887.14	$894.10

Assumingthe change in the Index Value is -40% (for example from 100.00 to 60.00)
SegmentInterim Value[2]	$976.22	$989.59
PercentWithdrawn[3]	10.24%	10.11%
NewSegment Investment[4]	$897.56	$898.95
NewSegment Interim Value[5]	$876.22	$889.59

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Examples: Segment Interim Value — Loss Limiter Segments

Item	3-Year Segment	3-Year Segment
SegmentDuration (in months)	36	36
ValuationDate (months since Segment Start Date)	9	33
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	10%	10%
SegmentInvestment Protection Level	95%	95%
Timeto Maturity (in months)	27	3

Assumingthe change in the Index Value is 40% (for example from 100.00 to 140.00)
FairValue of Hypothetical Fixed Instrument	$869.62	$891.99
FairValue of Hypothetical Derivatives	$165.70	$178.77
CapCalculation Factor	$55.00	$45.00
Sumof above	$1,090.32	$1,115.76
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,087.50	$1,320.83
SegmentInterim Value	$1,087.50	$1,115.76

Item	3-Year Segment	3-Year Segment
Assumingthe change in the Index Value is 10% (for example from 100.00 to 110.00)
FairValue of Hypothetical Fixed Instrument	$869.62	$891.99
FairValue of Hypothetical Derivatives	$100.33	$105.57
CapCalculation Factor	$55.00	$45.00
Sumof above	$1,024.95	$1,042.56
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,087.50	$1,320.83
SegmentInterim Value	$1,024.95	$1,042.56

Assumingthe change in the Index Value is -10% (for example from 100.00 to 90.00)
FairValue of Hypothetical Fixed Instrument	$869.62	$891.99
FairValue of Hypothetical Derivatives	$59.96	$60.85
CapCalculation Factor	$55.00	$45.00
Sumof above	$984.58	$997.84
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,087.50	$1,320.83
SegmentInterim Value	$984.58	$997.84

Assumingthe change in the Index Value is -40% (for example from 100.00 to 60.00)
FairValue of Hypothetical Fixed Instrument	$869.62	$891.99
FairValue of Hypothetical Derivatives	$33.18	$34.89
CapCalculation Factor	$55.00	$45.00
Sumof above	$957.80	$971.88
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,087.50	$1,320.83
SegmentInterim Value	$957.80	$971.88

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatilities are assumed: 22.50% (At-the-Money Call), 28.71% (Out-of-the-Money Call), 26.50% (Out-of-the-Money Put), and 24.50% (Further Out-of-the-Money Put).
(2)	Investment rate is 4.48%.
(3)	Swap rate is 5.08%.
(4)	Index dividend yield is 0.97% annually.
(5)	One-half estimated Bid-Ask Spread of 40 bps.

Examples: Effect of Withdrawals on Segment Interim Value — Loss Limiter Segments

Item	3-Year Segment	3-Year Segment
SegmentDuration (in months)	36	36
ValuationDate (Months since Segment Start Date)	9	33
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	10%	10%
SegmentInvestment Protection Level	95%	95%
Timeto Maturity (in months)	27	3
AmountWithdrawn[1]	$100	$100

Assumingthe change in the Index Value is 40% (for example from 100.00 to 140.00)
SegmentInterim Value[2]	$1,087.50	$1,115.76
PercentWithdrawn[3]	9.20%	8.96%
NewSegment Investment[4]	$908.05	$910.38
NewSegment Interim Value[5]	$987.50	$1,015.76

Assumingthe change in the Index Value is 10% (for example from 100.00 to 110.00)
SegmentInterim Value[2]	$1,024.95	$1,042.56
PercentWithdrawn[3]	9.76%	9.59%
NewSegment Investment[4]	$902.43	$904.08
NewSegment Interim Value[5]	$924.95	$942.56

Item	3-Year Segment	3-Year Segment
Assumingthe change in the Index Value is -10% (for example from 100.00 to 90.00)
SegmentInterim Value[2]	$984.58	$997.84
PercentWithdrawn[3]	10.16%	10.02%
NewSegment Investment[4]	$898.43	$899.78
NewSegment Interim Value[5]	$884.58	$897.84

Assumingthe change in the Index Value is -40% (for example from 100.00 to 60.00)
SegmentInterim Value[2]	$957.80	$971.88
PercentWithdrawn[3]	10.44%	10.29%
NewSegment Investment[4]	$895.59	$897.11
NewSegment Interim Value[5]	$857.80	$871.88

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ITEM OF EXPENSE	ESTIMATED EXPENSE
Registration fees	$92,700
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustees’ fees	N/A
Transfer agents’ fees	N/A
Printing and filing fees	$50,000	*
Legal fees	N/A
Accounting fees	N/A
Audit fees	$20,000	*
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A

*	Estimated expense.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The by-laws of Equitable Financial Life Insurance Company (“Equitable Financial”) provide, in Article VII, as follows:

7.4	Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

(i)

any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

(ii)

any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

(iii)	the related expenses of any such person in any of said categories may be advanced by the Company.

(b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

The directors and officers of Equitable Financial are insured under policies issued by X.L. Insurance Company, Arch Insurance Company, Sompo (Endurance Specialty Insurance Company), U.S. Specialty Insurance, ACE (Chubb), Chubb Insurance Company, AXIS Insurance Company, Zurich Insurance Company, AWAC (Allied World Assurance Company Ltd.), Aspen Bermuda XS, CNA, AIG, One Beacon, Nationwide, Berkley, Berkshire, SOMPO, CODA, Chubb, Markel and ARGO Re Ltd. The annual limit on such policies is $300 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16.	EXHIBITS

Exhibits No.

(1)	(a)

Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States (now AXA Equitable Life Insurance Company) for itself and as depositor on behalf of certain Separate Accounts, and Equitable Distributors, Inc. (now AXA Distributors, LLC), incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-64749), filed on August 5, 2011.

(i)

First Amendment dated January 1, 2001 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-64749), filed on August 5, 2011.

(ii)

Second Amendment dated January 1, 2012 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(iii)

Third Amendment dated November 1, 2014 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 19, 2016.

(iv)

Fourth Amendment dated as of August 1, 2015 to the Distribution Agreement dated as of January 1, 1998 between AXA Equitable Life Insurance Company and AXA Distributors, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-229588) filed on April 16, 2019.

(b)

Distribution and Servicing Agreement dated as of May 1, 1994, among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070), refiled electronically July 10, 1998.

(i)

Letter of Agreement dated April 20, 1998 for Distribution Agreement, among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), incorporated herein by reference to Registration Statement (File No. 33-83750), filed on May 1, 1998.

(c)

Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 incorporated herein by reference to Registration Statement (File No. 33-83750) filed April 19, 2001.

(d)

Transition Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000 incorporated herein by reference to Registration Statement (File No. 33-83750) filed April 19, 2001.

(e)

General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4, (File No. 2-30070), filed April 19, 2004.

(i)	First Amendment dated January 1, 2003 to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the

United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4, (File No. 333-05593), filed April 24, 2012.

(ii)

Second Amendment dated as of January 1, 2004 to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4, (File No. 333-05593), filed April 24, 2012.

(iii)

Third Amendment dated as of July 19, 2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

(iv)

Fourth Amendment dated as of November 1, 2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

(v)

Fifth Amendment dated as of November 1, 2006, to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593), filed on April 24, 2012.

(vi)

Sixth Amendment dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(vii)

Seventh Amendment dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 20, 2009.

(viii)

Eighth Amendment dated as of November 1, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 20, 2009.

(ix)

Ninth Amendment dated as of November 1, 2011 to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(x)

Tenth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xi)

Eleventh Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xii)

Twelfth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xiii)

Thirteenth Amendment dated as of October 1, 2014 to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to the Registration Statement on Form N-4 (File No. 333-202147), filed on September 9, 2015.

(xiv)

Fourteenth Amendment dated as of August 1, 2015 to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to this Registration Statement on Form N-4 (File No. 2-30070), filed on April 19, 2016.

(xv)

Sixteenth Amendment dated May 1, 2016 to the General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company, (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 18, 2017.

(xvi)

Seventeenth Amendment to General Agent Sales Agreement, dated as of August 1, 2016, by and between AXA Equitable Life Insurance Company, formerly known as The Equitable Life Assurance Society of the United States, (“AXA Equitable”), and AXA NETWORK, LLC, (“General Agent”) “) incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 17, 2018.

(xvii)

Eighteenth Amendment to General Agent Sales Agreement, dated as of March 1, 2017, by and between AXA Equitable Life Insurance Company, formerly known as The Equitable Life Assurance Society of the United States, (“AXA Equitable”), and AXA NETWORK, LLC (“General Agent”) incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 17, 2018.

(xviii)

Nineteenth Amendment to General Agent Sales Agreement dated January 1, 2020, by and between AXA Equitable Life Insurance Company, formerly known as The Equitable Life Assurance Society of the United States, and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 20, 2021.

(xix)

Twentieth Amendment to General Agent Sales Agreement dated September 1, 2021, by and between Equitable Financial Life Insurance Company and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-262807) filed April 20, 2022.

(xx)

Twenty First Amendment to General Agent Sales Agreement dated January 1, 2022, by and between Equitable Financial Life Insurance Company and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-262807) filed April 20, 2022.

(f)

Form of Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among [Brokerage General Agent] and AXA Distributors, LLC, AXA Distributors Insurance Agency, LLC, AXA Distributors Insurance Agency of Alabama, LLC, and AXA Distributors Insurance Agency of Massachusetts, LLC, incorporated herein by reference to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

(i)

Broker-Dealer and General Agent Sales Agreement dated as of March 15, 2016 between AXA Distributors, LLC, AXA Advisors, LLC and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-229588) filed on April 16, 2019.

(g)

Form of Wholesale Broker-Dealer Supervisory and Sales Agreement among [Broker-Dealer] and AXA Distributors, LLC, incorporated herein by reference to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

(2)	Not applicable

(4)(a)	Form of Contract, 2021SCSBASE-A, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(b)	Form of Contract, 2021SCSBASE-B, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(c)	Form of Data Page, 2021SCSI-DPB, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-258708) filed on November 10, 2021.

(4)(d)	Form of Data Page, 2021SCSI-DPADV, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-258708) filed on November 10, 2021.

(4)(e)	Form of Data Page, 2021TGAP1-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(f)	Form of Data Page, 2021TGAP2-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(g)	Form of Data Page, 2021TGAP3-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(h)	Form of Rider, 2021SCSI-AL, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-258708) filed on November 10, 2021.

(4)(i)	Form of Rider, SCSI-DD, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-258708) filed on November 10, 2021.

(4)(j)	Form of Rider, SCSI-EU, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-258708) filed on November 10, 2021.

(4)(k)	Form of Rider, SCSI-ST, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-258708) filed on November 10, 2021.

(4)(l)	Form of Rider, SCSI-SU, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-258708) filed on November 10, 2021.

(4)(m)	Form of Rider, SCSI-GLWB, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-258708) filed on November 10, 2021.

(4)(n)	Form of Rider, SCSI-ROPDB, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-258708) filed on November 10, 2021.

(4)(o)	Form of Rider, SCSI-HAVDB, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-258708) filed on November 10, 2021.

(4)(p)	Form of Endorsement, 2021SCSI-NQ, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-258708) filed on November 10, 2021.

(4)(q)	Form of Endorsement, 2021SCSI-IRA, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-258708) filed on November 10, 2021.

(4)(r)	Form of Endorsement, 2021SCSI-ROTH, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-258708) filed on November 10, 2021.

(4)(s)	Form of Endorsement, 2021SCSI-SEP-IRA, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-258708) filed on November 10, 2021.

(4)(t)	Form of Endorsement, 2021QPDB-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(u)	Form of Endorsement, 2021QPDC-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(v)	Form of Application, 2021 SCSI App B, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-258708) filed on November 10, 2021.

(4)(w)	Form of Application, 2021 SCSI App ADV, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-258708) filed on November 10, 2021.

(4)(x)	Form of Rider, 2022SCS-DSU, filed herewith to Registration Statement on Form S-3 (File No. 333-258708) filed on December 13, 2022.

(4)(y)	Form of Rider, 2022SCS-LL, filed herewith to Registration Statement on Form S-3 (File No. 333-258708) filed on December 13, 2022.

(5)	Opinion of Shane Daly, Vice President and Associate General Counsel, filed herewith.

(8)	Not applicable.

(12)	Not applicable.

(15)	Not applicable.

(23)	Consent of independent registered public accounting firm, filed herewith.

(24)	Powers of Attorney, filed herewith.

(25)	Not applicable.

(26)	Not applicable.

(Ex-107)	Filings Fee Table. Not applicable.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 13th day of December, 2022.

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY (Registrant)

By:	/s/ Shane Daly
Shane Daly
Vice President and Associate General Counsel

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson	Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Robin Raju	Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*William Eckert	Chief Accounting Officer

*DIRECTORS:

Francis Hondal Arlene Isaacs-Lowe Daniel G. Kaye Joan Lamm-Tennant	Craig MacKay Kristi Matus Mark Pearson Bertram Scott	George Stansfield Charles G.T. Stonehill

*By:	/s/ Shane Daly
Shane Daly
Attorney-in-Fact

December 13, 2022